UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       October 1, 2004

EXULT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30035	33-0831076

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 Innovation Drive, Suite 200, Irvine, CA	92612

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:    (949) 856-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition on October 1, 2004 by Hewitt Associates, Inc. (“Hewitt”) of Exult, Inc. (the “Company” or “Exult”) (see Item 5.01 below for further details), the Company entered the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 1, 2004, by and among the Company, Hewitt and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (the “Trustee”), which supplements the Indenture, dated as of September 30, 2003, by and between the Company and the Trustee, relating to the Company’s $110,000,000 2.5% Convertible Notes due 2010 (the “Notes”). Pursuant to the First Supplemental Indenture, Hewitt agreed to become a co-obligor of the Notes and to issue shares of its Class A Common Stock upon conversion of the Notes upon the occurrence of the conversion events specified in the Indenture. The initial conversion rate is 17.0068 shares of Class A Common Stock of Hewitt for each $1,000 principal amount of the Notes. The Company and Hewitt may redeem the Notes at any time on or after October 5, 2008, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest. The holders of the Notes have the right to require the Company and Hewitt to repurchase their Notes on October 1, 2008 and through the date of maturity of the Notes upon the occurrence of a Change in Control (as defined in the Supplemental Indenture), at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The description of the First Supplemental Indenture is not complete and is qualified in its entirety by the full text of such document, which is Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined below), the Company’s Common Stock, par value, $.0001 per share, was delisted from the NASDAQ National Market. The shares of Hewitt Class A Common Stock issued in exchange for the Company’s Common Stock are listed on the New York Stock Exchange under the symbol “HEW.”

Item 5.01.	Changes in Control of Registrant.

On October 1, 2004, Hewitt completed its previously announced acquisition of Exult (the “Merger”). The Merger was accomplished pursuant to, and in accordance with, the terms of the Agreement and Plan of Merger, dated as of June 15, 2004 (the “Merger Agreement”), by and among the Hewitt, Exult and Eagle Merger Corp., a Delaware corporation and wholly owned subsidiary of Hewitt (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub was merged with and into Exult, with Exult remaining as the surviving corporation and becoming a wholly owned subsidiary of Hewitt. Upon completion of the Merger, each share of Exult Common Stock was canceled and converted into the right to receive 0.2 of a share of Hewitt Class A Common Stock. Hewitt authorized the issuance of approximately 22.1 million shares of Hewitt Class A Common Stock to Exult stockholders in connection with the Merger.

On September 30, 2004, both Hewitt and Exult held special meetings of their respective stockholders. At the Hewitt special meeting, the Hewitt stockholders approved the Merger Agreement and the issuance of Hewitt Class A Common Stock in the Merger. At the Exult special meeting, the Exult stockholders approved the Merger Agreement.

The description of the Merger Agreement is not complete and is qualified in its entirety by the full text of such document, which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

Upon consummation of the Merger on October 1, 2004, the directors of Merger Sub immediately prior to the Merger became the directors of Exult and will serve until the next annual meeting (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub immediately prior to the Merger were Dale L. Gifford, John M. Ryan and C. Lawrence Connolly, III. Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, the officers of Merger Sub immediately prior the Merger became the officers of Exult and will serve until the earlier of their resignation or removal and until their respective successors are duly appointed. The officers of Merger Sub immediately prior to the Merger were Dale L. Gifford, President and Chief Executive Officer, John M. Ryan, Vice President and Treasurer, and C. Lawrence Connolly, III, Secretary. In addition, on October 1, 2004, the Board of Directors of Exult appointed John A. Adams and Kevin A. Campbell to serve as Exult’s Chief Financial Officer and Vice President, Finance and Vice President, respectively.

Set forth below are the names, ages, positions and business backgrounds of Exult’s new directors and executive officers:

Dale L. Gifford, age 54, is also Hewitt’s Chief Executive Officer and has served in such capacity since 1992. Mr. Gifford has also served as Hewitt’s Chairman of the Board since March 2002. Prior to his current roles, Mr. Gifford managed Hewitt’s Southwest and Midwest U.S. Market Groups, international operations and flexible compensation practice. Mr. Gifford joined Hewitt in 1972 as an actuary. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

John M. Ryan, age 57, is also Hewitt’s Chief Administrative Officer and has served in such capacity since 1988. Mr. Ryan also has served as Corporate Development Leader since 2001. In addition, he has been the Chief Executive Officer of Hewitt Financial Services LLC since 1994. Mr. Ryan joined Hewitt in 1985. Prior to that time, he spent 13 years in the private practice of law.

C. Lawrence Conolly, III, age 56, is also Hewitt’s Secretary and General Counsel. He has served as Hewitt’s Secretary since 2002 and has been General Counsel of Hewitt since 1973. He joined Hewitt in 1972. Mr. Connolly is also a Certified Public Accountant and a member of the AICPA.

John A. Adams, age 49, was, prior to the Merger, Exult’s Executive Vice President and Chief Financial Officer. Mr. Adams joined Exult in June 2003. Before joining Exult, Mr. Adams served as Vice President and Chief Financial Officer of AT&T’s Business Services division. Before joining AT&T, Mr. Adams previously served in a number of roles with EDS over 15 years, including two years as Vice President and Corporate Controller prior to joining AT&T in 2000.

Kevin M. Campbell, age 44, was, prior to the Merger, Exult’s Operations President since May 2000, and became Exult’s Chief Operating Officer in June 2001 and President in May 2003. Before joining Exult, Mr. Campbell was a partner with Ernst & Young, LLP from August 1999 to May 2000, and was Director of the Products Market for its Global Operate practice for business process and information technology outsourcing. Before joining Ernst & Young, Mr. Campbell was with Andersen Consulting (now Accenture) for 17 years, including nine years as a partner. At Andersen Consulting, Mr. Campbell served at different times as the Global Managing Partner for business process management for the Resources Market Unit; America’s managing partner for business process management for the manufacturing industry; and partner in charge of the northeast region’s electronics and high-tech market.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2004, by and among Hewitt Associates, Inc., Exult, Inc. and Eagle Merger Corp. (incorporated by reference to Exhibit 2.1 to Hewitt’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on July 13, 2004, as amended on August 17, 2004, Commission File No. 333-117326)

4.1	First Supplemental Indenture, dated as of October 1, 2004, among Exult, Inc., Hewitt Associates, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4.2 to the Company’s and Hewitt’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on October, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXULT, INC.

By:	/s/ C. Lawrence Connolly, III
Name: C. Lawrence Connolly, III Title: Secretary

Date:   October 1, 2004